Exhibit 99

ADATOM.COM ANNOUNCES JOINT VENTURE
WITH CHINA FEDERATION OF INDUSTRIAL ECONOMICS;
ELECTRONIC MARKETPLACE ENABLER ESTABLISHES FOURTH
NEW CHANNEL OF DISTRIBUTION BETWEEN THE U.S. AND CHINA

MILPITAS, CALIF.--Business Wire -May 30, 2000
Adatom.com,   Inc.  (ADTM),   an  Internet   superstore  and  global  electronic
marketplace enabler, today announced it has established a joint venture agreement with China Federation of Industrial Economics (CFIE), Adatom's fourth joint venture with a Chinese organization, to establish and develop an electronic marketplace for a marketing, sales and distribution system between China and the U.S. The integrated system will appear in both English and Chinese.
CFIE is a national  organization  that  oversees and  coordinates  all
Chinese trade associations. The network consists of hundreds of trading associations such as the Electronic Association of China, The Chinese Textile Association and the Chinese Toy Manufacturers Associations, etc. from various industries and offers the best product prices on the market. CFIE is expecting to enlist 50,000 members for Adatom in its first year and 100,000 the following year. China Telecom and China Broadcasting will participate.
Rich Barton, President and Chief Executive Officer for Adatom.com, stated, "This is Adatom's fourth electronic marketplace agreement with a Chinese enterprise this year. With the recent passing of Permanent Normal Trade Relations for China and the explosive B2B e-commerce growth expected in that region this year, we are positioned to benefit."
Lai GuangXian, Director of Commission of Information of CFIE, stated, "We are excited about the opportunity to team with Adatom.com, Inc. of the United States. CFIE is unique as a national organization. We coordinate all Chinese trade associations and most of the large companies in China are members. This huge network can create great opportunities in imports and exports for both countries by working with Adatom, a very reputable company with successful experience in e-commerce."
CONTACT:
Adatom.com,  Inc., Milpitas
408/935-7979
or
Continental   Capital  &  Equity  Corp.
Michael  H.  Irving,
407/682-2001
mailto: irv@insidewallstreet.com
About Adatom.com, Inc.
Adatom.com is a fast growing e-commerce company. By leveraging its proprietary e-commerce infrastructure and efficient distribution system, the Company reaches both the business- to-business market with E-Commerce Solution Program (ESP) and the business-to-consumer market with its Internet superstore, www.adatom.com. Benefits from both its business-to-business and business-to-consumer capabilities provide price savings and increased customer service for consumers. Adatom.com offers a comprehensive product mix of name brand products for the individual, the home, and the office in 29 product categories.
Statements in this news release that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expect," "intends," "believes," "plans," "anticipates"and
"likely"  also  identify   forward-looking   statements.   All




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forward-looking  statements  are based on  current  facts and  analyses.  Actual results may differ  materially from those currently  anticipated due to a number
of  factors  including,   but  not  limited  to  history  of  operating  losses,
anticipated  future losses,  competition,  future  capital  needs,  the need for
market   acceptance,   dependence  upon  third  parties,   disruption  of  vital
infrastructure and intellectual property rights. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission. The Company refers readers particularly to the Registration Statement on Form S-4 of HealthCore Medical Solutions Inc. (File No. 333-87207) filed with the Securities and Exchange Commission on (September 16, 1999). The Company recently merged with HealthCore.

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